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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 9, 1996 appearing on page 28 of General Automation, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1996.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Costa Mesa, California
October 6, 1997





















                                  Exhibit 23.2